Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of JD.com, Inc. of our report dated June 28, 2019 relating to the consolidated financial statements of Dada Nexus Limited, its subsidiaries, its variable interest entity (“VIE”) and VIE’s subsidiaries, appearing in Exhibit 99.2 to the Annual Report on Form 20-F/A (Amendment No. 1) of JD.com, Inc. for the year ended December 31, 2018.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, the People’s Republic of China
December 3, 2019